UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2015 (January 20, 2015)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 20, 2015, Alnylam Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters (collectively, the “Underwriters”), relating to an underwritten public offering of 4,736,842 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). All of the shares are being sold by the Company. The offering price to the public is $95.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $91.20 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $431.6 million (assuming the Underwriters do not exercise their option to purchase additional shares referenced below). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 710,526 shares of Common Stock at the same price per share as the Shares.

The Shares will be issued pursuant to an automatically effective shelf registration statement that the Company filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2012 (File No. 333-185658). A prospectus supplement relating to the offering has been filed with the SEC. The closing took place on January 26, 2015.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Goodwin Procter LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Investor Agreement dated February 27, 2014 by and between the Company and Genzyme Corporation (“Genzyme”), Genzyme has the right, subject to certain exceptions, generally to maintain its ownership percentage in the Company until Genzyme owns less than 7.5% of the Company’s outstanding common stock, including a right each January to purchase a number of shares of Common Stock based on the number of shares the Company issued during the previous year for compensatory purposes (the “Compensatory Right”) and a right to purchase shares in connection with public offerings by the Company (the “Offering Right”).

On January 22, 2015, pursuant to Genzyme’s exercise of the Compensatory Right, Genzyme purchased directly from the Company in a private placement 196,251 shares of Common Stock at a price of $93.17 per share, the closing stock price of Common Stock on the Nasdaq Global Select Market on such date, for aggregate proceeds of approximately $18.3 million. In addition, on January 26, 2015, pursuant to Genzyme’s exercise of the Offering Right in connection with the offering of the Shares, Genzyme purchased directly from the Company in a private placement an additional 647,448 shares of the Company’s common stock, at a price of $95.00 per share, the public offering price, for aggregate proceeds of approximately $61.5 million. Exercising the Compensatory Right and the Offering Right allowed Genzyme, in each case, to maintain its ownership percentage of approximately 12% of the Company’s outstanding common stock.

The shares of common stock issued to Genzyme pursuant to the Compensatory Right and the Offering Right were issued pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, as neither issuance involved a public offering.

Item 8.01.	Other Events.

A copy of the press release announcing the pricing of the public offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated January 20, 2015, by and among Alnylam Pharmaceuticals, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Underwriters

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release of Alnylam Pharmaceuticals, Inc. dated January 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: January 26, 2015

	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 20, 2015, by and among Alnylam Pharmaceuticals, Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Underwriters

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

99.1	Press Release of Alnylam Pharmaceuticals, Inc. dated January 20, 2015